          As filed with the Securities and Exchange Commission on March 29, 2002
                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 LANTRONIX, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                    33-0362767
 (State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

                             15353 Barranca Parkway
                            Irvine, California 92618
                    (Address of principal executive offices)

                             ----------------------

                                 2000 STOCK PLAN

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                             ----------------------

                               Frederick G. Thiel
                      President and Chief Executive Officer
                                 LANTRONIX, INC.
                             15353 Barranca Parkway
                            Irvine, California 92618
                                 (949) 453-3990
            (Name, address and telephone number of agent for service)

                             -----------------------

                                    Copy to:
                               John V. Roos, Esq.
                             John T. Sheridan, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304

                             -----------------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                      Proposed Maximum       Proposed Maximum
                                           Maximum Amount to be      Offering Price Per     Aggregate Offering        Amount of
 Title of Securities to be Registered           Registered                Share (1)                Price           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

2000 Stock Plan                                 3,000,000                   $2.64             $7,920,000.00            $728.64
Common Stock, $0.0001 par value
------------------------------------------------------------------------------------------------------------------------------------
2000 Employee Stock Purchase Plan                150,000                    $2.64               $396,000.00             $36.43
Common Stock, $0.0001 par value
------------------------------------------------------------------------------------------------------------------------------------

(1)  The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of
     1933, as amended, solely for the purpose of computing the amount of the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 28, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable.

====================================================================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

     This Registration Statement is filed with respect to additional shares of common stock that may be issued under the Registrant's 2000 Stock Plan and 2000 Employee Stock Purchase Plan as a result of certain automatic annual increases in the number of authorized shares for issuance under the plans. The offer and sale of 1,750,000 shares of common stock issuable under these plans was previously registered on a Registration Statement on Form S-8 filed on September 5, 2000 (File No. 333-45182) (the "Previous Form S-8"). Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in the Previous Form S-8.

Item 3. Incorporation of Documents by Reference

     There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed pursuant to Section 13 of the Exchange Act.
       (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2001 and December 31, 2001, filed pursuant to Section 13 of the Exchange Act.
       (c)      The Registrant's Current Reports on Form 8-K filed on
                October 24, 2001 and January 25, 2002, filed pursuant to
                Section 13 of the Exchange Act.
       (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed on August 2, 2000, filed pursuant to Section 12(g) of the Exchange Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising our of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

     The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into this Registration Statement. (See
Exhibit Index below)

Item 9. Undertakings

       (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That,for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 29, 2002.

                                   LANTRONIX, INC.

                                   By: /s/ Frederick G. Thiel
                                      ___________________________________
                                      Frederick G. Thiel
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick G. Thiel and Steven V. Cotton, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                        Title                                Date
---------------------------------------------   ------------------------------------------------   ------------------------


---------------------------------------------
(Bernard Bruscha)                                Chairman of the Board                             March ____, 2002


/s/ Frederick G. Thiel
---------------------------------------------    President and Chief Executive Officer
(Frederick G. Thiel)                             (Principal Executive Officer) and Director        March 29, 2002


/s/ Steven V. Cotton
---------------------------------------------    Chief Financial Officer and Chief
(Steven V. Cotton)                               Operating Officer (Principal Financial and        March 29, 2002
                                                 Accounting Officer)

/s/ Thomas W. Burton
---------------------------------------------
(Thomas W. Burton)                               Director                                          March 28, 2002


/s/ Howard Slayen
---------------------------------------------
(Howard Slayen)                                  Director                                          March 28, 2002



---------------------------------------------
(H.K. Desai)                                     Director                                          March ____, 2002


                                 LANTRONIX, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                  EXHIBIT INDEX



  Exhibit
  Number                                                Description
-----------  -----------------------------------------------------------------------------------------------------

    4.1*     2000 Stock Plan, as amended on November 9, 2001

    4.2**    2000 Employee Stock Purchase Plan

    5.1      Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered

   23.1      Consent of Independent Auditors

   23.2      Consent of Counsel (contained in Exhibit 5.1)

   24.1      Power of Attorney (see Page II-3)

_________________________

*Incorporated by reference to the exhibit filed with the Registrant's definitive Proxy Statement filed with the Securities and
Exchange Commission on October 11, 2001.

**Incorporated by reference to the exhibit filed with the Registrant's registration statement on Form S-1 (File No. 333-37508)
filed with the Securities and Exchange Commission on June 13, 2000.
